John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA 92614-6401
(949) 955-2522. Fax (949)724-3817
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the amendment to the Form SB-2/A registration statement on Form S-1 of Sombrio Capital Corp., of my auditors report dated January 13, 2010, and the related financial statements of Sombrio Capital Corp., for the years ended October 31, 2009 and 2008.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
May 20, 2010